UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 23, 2016

FS Energy and Power Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)		19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

FS Energy and Power Fund (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on June 23, 2016.  As of April 20, 2016, the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, 392,438,883 common shares of beneficial interest were eligible to be voted, and 176,831,646 of those shares were voted in person or by proxy at the Annual Meeting. Shareholders were asked to consider and act upon the following proposals, each of which was described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2016:

•	Proposal No. 1 – the election of ten members of the board of trustees of the Company to serve until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified; and
•	Proposal No. 2 – the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

All trustee nominees listed in the Company’s 2016 proxy statement were elected by the Company’s shareholders at the Annual Meeting.  The votes for, votes withheld and broker non-votes for each trustee nominee are set forth below:

Trustee Nominee	Votes For	Votes Withheld	Broker Non-Votes
David J. Adelman	70,777,369	2,958,576	103,095,701
Sidney R. Brown	70,801,354	2,934,591	103,095,701
Gregory P. Chandler	70,856,933	2,879,012	103,095,701
Michael C. Forman	70,805,204	2,930,741	103,095,701
Richard I. Goldstein	70,810,272	2,925,673	103,095,701
Thomas J. Gravina	70,788,207	2,947,738	103,095,701
Michael Heller	70,834,140	2,901,805	103,095,701
Charles P. Pizzi	70,705,445	3,030,500	103,095,701
Richard W. Vague	70,785,596	2,950,349	103,095,701
R. Richard Williams	70,657,917	3,078,028	103,095,701

The proposal to ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 was also approved by the Company’s shareholders at the Annual Meeting.  The votes for, votes against, abstentions and broker non-votes are set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
173,760,896	1,229,203	1,841,547	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date: June 24, 2016	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
Vice President, Treasurer and Secretary